CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement and related Prospectus pertaining to Wyle Laboratories 1993 Eligible Directors' Stock Option Plan of our report, dated March 4, 1994, with respect to the consolidated financial statements and schedules of Wyle Laboratories, included in its Annual Report on Form 10-K for the year ended December 31, 1993 filed with the Securities and Exchange Commission.


                                  /s/ Arthur Andersen LLP
                                  -----------------------
                                   ARTHUR ANDERSEN LLP



Los Angeles, California
September 26, 1994